     Earnings Release

JETBLUE ANNOUNCES SECOND QUARTER 2023 RESULTS
Delivered record quarterly revenues and continued cost execution
Updating FY2023 earnings outlook to reflect current challenges
NEW YORK (August 1, 2023) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the second quarter of 2023:

“Thanks to the hard work of our fantastic Crewmembers, we generated our highest quarterly profit since 2019, demonstrating the progress we have made since the pandemic. These results were underpinned by record quarterly revenues and strong operational performance, reflecting the benefits from our significant investments and robust preparations for the peak summer travel period,” said Robin Hayes, JetBlue’s Chief Executive Officer.

Second Quarter 2023 Financial Results
•Net income for the second quarter of 2023 under Generally Accepted Accounting Principles (“GAAP”) of $138 million or $0.41 per share. Excluding special items, adjusted net income for the second quarter of $152 million(1) or $0.45 per share.
•Second quarter capacity increased 5.8% year-over-year.
•Operating revenue of $2.6 billion for the second quarter of 2023, up 6.7% year-over-year.
•Operating expenses per available seat mile ("CASM") for the second quarter of 2023 decreased 12.2% year-over-year.
•Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items ("CASM ex-Fuel") for the second quarter of 2023 increased 3.2% (1) year-over-year.
•Average fuel price in the second quarter of 2023 of $2.63 per gallon, including hedges.
Second Quarter 2023 Key Highlights
•Financial performance
•Reported adjusted earnings per share (“EPS”) (1) for the second quarter of 2023 at the high end of guidance reflecting continued execution on commercial initiatives, operational planning and cost discipline.
•Marked sixth consecutive quarter meeting or exceeding quarterly cost expectations.
•Cost initiatives
•Realized over half of the $75 million in expected savings from our fleet modernization program to-date, as we transition from the Embraer E190 to margin accretive Airbus A220's.
•Expanded service
•Began daily service between New York's John F. Kennedy International Airport and Paris Charles de Gaulle, expanding JetBlue's transatlantic service with plans to launch service between Boston and Paris in 2024.
•Continued expansion in the Caribbean with new routes in Puerto Rico and the announcement of service to Belize and St. Kitts and Nevis.
•Spirit transaction progress
•Announced termination of the Northeast Alliance (“NEA”) with American Airlines following an unfavorable court ruling to enable greater focus on Spirit transaction.
•Announced agreement with Frontier to divest all of Spirit Airlines Inc. (“Spirit”) holdings at New York’s LaGuardia Airport conditioned upon closing of the JetBlue-Spirit transaction, reflecting

JetBlue’s commitment to an ongoing divestiture program supporting healthy ultra low-cost carrier service and greater competition through the transaction.
•Customer enhancements
•Introduced a brand-new livery reflecting JetBlue’s historical reputation as an innovative, industry-disrupting competitor.
•Launched new TrueBlue® loyalty program offering new perks and options to customers, which to-date has generated exceptional growth and engagement, particularly from Mosaic customers.
Balance Sheet and Liquidity
•$1.8 billion in unrestricted cash, cash equivalents, short-term investments, and long-term marketable securities at quarter-end (excluding our $600 million undrawn revolving credit facility).
•Adjusted debt to capital ratio of 52% (1) as of June 30, 2023.
•Paid $200 million in debt and finance lease obligations during the second quarter of 2023.

“I'm proud of our team for their continued commitment to our customers as we faced a more challenging than expected operating environment driven by severe air traffic control restrictions and exacerbated by weather. However, our investments in the operation are making a difference and enabling us to recover more quickly as we manage through unforeseeable disruptions,” said Joanna Geraghty, JetBlue’s President Chief Operating Officer.
Outlook
“Overall leisure demand trends are healthy and we continue to see robust demand during peak periods, led by strength in Latin America, visiting-friends-and-relatives and transatlantic travel, ” said Ms. Geraghty.
“Looking ahead, we are updating our full-year earnings outlook to reflect near-term headwinds related to the termination of the NEA, a challenging operating environment in the northeast and a greater than expected shift of pent-up COVID demand to long-haul international markets which is pressuring demand for domestic travel during the peak summer travel period. While we remain on track to deliver a profitable year and record revenue performance, we are taking action, including redeploying capacity to mitigate these current challenges and improve margins.

Third Quarter and Full-Year 2023 Outlook	Estimated 3Q 2023	Estimated FY 2023
Available Seat Miles (ASMs) Year-Over-Year	5.5% - 8.5%	5.5% - 8.5%
Revenue Year-Over-Year	(8.0%) - (4.0%)	6.0% - 9.0%
CASM Ex-Fuel (1) (Non-GAAP) Year-Over-Year (2)	2.5% - 5.5%	1.5% - 4.5%
Estimated Fuel Price per Gallon (3)	$2.75 - $2.90 (4)	$2.85 - $3.05
Interest Expense	$45 - $55 million	$195 - $205 million
Adjusted EPS (Non-GAAP) (1) (5)	($0.20) - $0.00	$0.05 - $0.40
“While challenges persist in the near term, we are pulling every lever at our disposal to continue to drive cost efficiencies, including better utilization, technology upgrades, fleet modernization and our structural cost program. I remain confident in our ability to manage the near-term headwinds and focus on the factors we can control as we rebuild long-term margins and restore our historical earnings power,” said Ursula Hurley, JetBlue’s Chief Financial Officer.
Earnings Call Details
JetBlue will conduct a conference call to discuss its quarterly earnings today, August 1, 2023 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website.

For further details see the second quarter 2023 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue known for its low fares and great service, carries customers to more than 100 cities throughout the United States, Latin America, Caribbean, Canada, the United Kingdom and France. For more information and the best fares, visit jetblue.com.
Notes
1.Non-GAAP financial measure; Note A provides a reconciliation of certain non-GAAP financial measures used in this release and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
2.Includes the impact from the new pilot union agreement of approximately 3 points for each the third quarter and full year 2023.
3.Includes fuel taxes and hedges.
4.JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its prompt quarter. As of July 21, 2023, the forward Brent crude per barrel price was $80 and the crack spread averaged $25 per barrel for the third quarter of 2023.
5.Potential impact from recently announced Pratt & Whitney PW1100G engine removal requirements under review and not included.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Earnings Release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, our business strategy and plans for future operations, and our financial condition and results of operations. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to our Northeast Alliance with American Airlines Group Inc. and our planned wind-down of the Northeast Alliance; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger with Spirit (the “Merger”); the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of the combined company following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforces, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs under the CARES Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; changes in government regulations in our industry; acts of war or terrorism; changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration of the Merger with Spirit.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2022. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(percent changes based on unrounded numbers)	2023	2022	Percent Change		2023	2022	Percent Change
OPERATING REVENUES
Passenger	$2,460	2,302	6.9		$4,641	3,904	18.9
Other	150	143	4.8		296	277	7.0
Total operating revenues	2,610	2,445	6.7		4,937	4,181	18.1

OPERATING EXPENSES
Aircraft fuel and related taxes	599	910	(34.2)		1,365	1,481	(7.9)
Salaries, wages and benefits	772	695	11.2		1,514	1,383	9.5
Landing fees and other rents	163	149	9.4		323	281	14.9
Depreciation and amortization	155	145	7.2		306	288	6.4
Aircraft rent	34	27	25.6		66	53	25.0
Sales and marketing	82	78	4.1		157	135	16.2
Maintenance, materials and repairs	170	162	5.0		345	313	9.9
Other operating expenses	376	348	7.9		732	683	7.4
Special items	24	44	(45.6)		136	44	NM
Total operating expenses	2,375	2,558	(7.2)		4,944	4,661	6.1

OPERATING INCOME (LOSS)	235	(113)	NM (1)		(7)	(480)	(98.6)

Operating Margin	9.0%	(4.6)%	13.6	pts.	(0.1)%	(11.5)%	11.4	pts.

OTHER INCOME (EXPENSE)
Interest expense	(47)	(40)	17.7		(93)	(77)	20.4
Interest income	23	8	NM		40	12	NM
Gain (loss) on investments, net	4	(5)	NM		7	(4)	NM
Other	1	(1)	NM		3	—	NM
Total other expense	(19)	(38)	50.7		(43)	(69)	37.2

INCOME (LOSS) BEFORE INCOME TAXES	216	(151)	NM		(50)	(549)	(90.9)

Pretax Margin	8.3%	(6.2)%	14.5	pts.	(1.0)%	(13.1)%	12.1	pts.

Income tax benefit (expense)	(78)	(37)	NM		(4)	106	NM

NET INCOME (LOSS)	$138	$(188)	NM		$(54)	(443)	(87.7)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.41	$(0.58)			$(0.16)	$(1.38)
Diluted	$0.41	$(0.58)			$(0.16)	$(1.38)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	331.9	323.1			330.0	321.9
Diluted	333.6	323.1			330.0	321.9

(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(percent changes based on unrounded numbers)	2023	2022	Percent Change		2023	2022	Percent Change
Revenue passengers (thousands)	11,207	10,396	7.8		21,398	18,573	15.2
Revenue passenger miles (RPMs) (millions)	14,798	13,967	5.9		28,173	24,893	13.2
Available seat miles (ASMs) (millions)	17,353	16,405	5.8		34,122	31,788	7.3
Load factor	85.3%	85.1%	0.2	pts.	82.6%	78.3%	4.3	pts.
Aircraft utilization (hours per day)	11.3	10.4	8.7		11.2	10.2	9.8

Average fare	$219.47	$221.38	(0.9)		$216.90	$210.20	3.2
Yield per passenger mile (cents)	16.62	16.48	0.8		16.47	15.68	5.0
Passenger revenue per ASM (cents)	14.17	14.03	1.0		13.60	12.28	10.7
Revenue per ASM (cents)	15.04	14.90	0.9		14.47	13.15	10.0
Operating expense per ASM (cents)	13.68	15.59	(12.2)		14.49	14.66	(1.2)
Operating expense per ASM, excluding fuel (cents) (1)	10.00	9.69	3.2		9.99	9.77	2.2

Departures	89,036	83,455	6.7		176,517	161,848	9.1
Average stage length (miles)	1,218	1,233	(1.2)		1,208	1,232	(1.9)
Average number of operating aircraft during period	282	283	(0.6)		284	283	0.4
Average fuel cost per gallon, including fuel taxes	$2.63	$4.24	(37.9)		$3.06	$3.60	(15.1)
Fuel gallons consumed (millions)	228	215	6.1		446	411	8.5
Average number of full-time equivalent crewmembers	20,921	20,249	3.3		20,729	19,868	4.3

(1) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30, 2023	December 31, 2022
	(unaudited)
Cash and cash equivalents	$1,462	$1,042
Total investment securities	374	522
Total assets	13,481	13,045
Total debt	3,757	3,647
Stockholders' equity	3,554	3,563

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue’s CASM Ex-Fuel (1) guidance and Adjusted EPS guidance (2), JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel and related taxes, other non-airline operating expenses, and special items.
(2) Adjusted EPS is a non-GAAP measure that excludes special items and investment gains and losses.

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (“CASM ex-fuel”)
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For the three months ended June 30, 2023, special items included Spirit acquisition costs. For the six months ended June 30, 2023, special items included union contract costs and Spirit acquisition costs.
Special items for 2022 included fleet transition costs, union contract costs and Spirit acquisition costs.
We believe that Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses (“GAAP measure”) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$2,375	$13.68	$2,558	$15.59	$4,944	$14.49	$4,661	$14.66
Less:
Aircraft fuel and related taxes	599	3.45	910	5.55	1,365	4.00	1,481	4.66
Other non-airline expenses	16	0.09	14	0.08	33	0.10	29	0.09
Special items	24	0.14	44	0.27	136	0.40	44	0.14
Operating expenses, excluding fuel	$1,736	$10.00	$1,590	$9.69	$3,410	$9.99	$3,107	$9.77
Operating Expense, Operating Income (Loss), Adjusted Operating Margin, Pre-tax Income (Loss), Adjusted Pre-tax Margin, Net Income (Loss) and Earnings (Loss) per Share, excluding Special Items and Net Gain (Loss) on Investments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
For the three months ended June 30, 2023, special items included Spirit acquisition costs. For the six months ended June 30, 2023, special items included union contract costs and Spirit acquisition costs.
Special items for 2022 included fleet transition costs, union contract costs and Spirit acquisition costs.
Certain gains and losses on our equity investments were also excluded from our 2023 and 2022 GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON EQUITY INVESTMENTS

(unaudited, in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total operating revenues	$2,610	$2,445	$4,937	$4,181

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,375	$2,558	$4,944	$4,661
Less: Special items	24	44	136	44
Total operating expenses excluding special items	$2,351	$2,514	$4,808	$4,617

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$235	$(113)	$(7)	$(480)
Add back: Special items	24	44	136	44
Operating income (loss) excluding special items	$259	$(69)	$129	$(436)

RECONCILIATION OF ADJUSTED OPERATING MARGIN
Operating margin	9.0%	(4.6)%	(0.1)%	(11.5)%

Operating income (loss) excluding special items	$259	$(69)	$129	$(436)
Total operating revenues	2,610	2,445	4,937	4,181
Adjusted operating margin	9.9%	(2.8)%	2.6%	(10.4)%

RECONCILIATION OF PRE-TAX INCOME (LOSS)
Income (loss) before income taxes	$216	$(151)	$(50)	$(549)
Add back: Special items	24	44	136	44
Less: Net gain (loss) on investments	4	(5)	7	(4)
Income (loss) before income taxes excluding special items and net gain (loss) on investments	$236	$(102)	$79	$(501)

RECONCILIATION OF ADJUSTED PRE-TAX MARGIN
Pre-tax margin	8.3%	(6.2)%	(1.0)%	(13.1)%

Income (loss) before income taxes excluding special items and net gain (loss) on investments	$236	$(102)	$79	$(501)
Total operating revenues	2,610	2,445	4,937	4,181
Adjusted pre-tax margin	9.1%	(4.2)%	1.6%	(12.0)%

RECONCILIATION OF NET INCOME (LOSS)
Net income (loss)	$138	$(188)	$(54)	$(443)
Add back: Special items	24	44	136	44
Less: Income tax benefit related to special items	7	12	48	12
Less: Net gain (loss) on investments	4	(5)	7	(4)
Less: Income tax (expense) benefit related to net gain (loss) on investments	(1)	2	(2)	1
Net income (loss) excluding special items and net gain (loss) on investments	$152	$(153)	$29	$(408)

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON EQUITY INVESTMENTS (CONTINUED)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
CALCULATION OF EARNINGS (LOSS) PER SHARE	2023	2022	2023	2022
Earnings (Loss) Per Common Share
Basic	$0.41	$(0.58)	$(0.16)	$(1.38)
Add back: Special items, net of tax	0.05	0.10	0.27	0.10
Less: Net gain (loss) on investments, net of tax	0.01	(0.01)	0.01	(0.01)
Basic excluding special items and net gain (loss) on investments	$0.45	$(0.47)	$0.10	$(1.27)

Diluted	$0.41	$(0.58)	$(0.16)	$(1.38)
Add back: Special items, net of tax	0.05	0.10	0.27	0.10
Less: Net gain (loss) on investments, net of tax	0.01	(0.01)	0.01	(0.01)
Diluted excluding special items and net gain (loss) on investments	$0.45	$(0.47)	$0.10	$(1.27)

Adjusted debt to capitalization ratio
Adjusted debt to capitalization ratio is a non-GAAP financial metric which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes aircraft operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt.

NON-GAAP FINANCIAL MEASURE
ADJUSTED DEBT TO CAPITALIZATION RATIO
(in millions)

	June 30, 2023	December 31, 2022
	(unaudited)
Long-term debt and finance leases	$3,486	$3,093
Current maturities of long-term debt and finance leases	271	554
Operating lease liabilities - aircraft	163	206
Adjusted debt	$3,920	$3,853

Long-term debt and finance leases	$3,486	$3,093
Current maturities of long-term debt and finance leases	271	554
Operating lease liabilities - aircraft	163	206
Stockholders' equity	3,554	3,563
Adjusted capitalization	$7,474	$7,416

Adjusted debt to capitalization ratio	52%	52%

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com